September 22, 2020 Dear Fellow Stockholder, In August, InvenTrust conducted a webcast to discuss the company’s second quarter performance and financial outlook. A replay of the webcast is available on our website at www.inventrustproperties.com/investor-relations. Our message to our shareholders stated: • Rent collections for our grocery-anchored properties have continued to increase since the beginning of the COVID pandemic – May = 78% compared to August 89%. • IVT’s balance sheet is stable and remains positioned for future growth; and • Our leasing and operation teams continued to partner with our tenants, providing them with assistance to keep their businesses open and paying rent. The two most common questions during the webcast revolved around the reliability of the company’s dividend and the potential opportunity for a future liquidity event. The current healthcare crisis has created a large degree of uncertainty regarding these two topics. The Board and management team have been carefully analyzing our performance and monitoring the broader effect COVID-19 has exerted on the economy. At this time, our current financial condition supports our distribution rate absent any adverse COVID effects. InvenTrust continues to believe our essential portfolio of assets and our financial strength put us in the best position to endure this economic crisis. Grocery stores continue to drive traffic to our centers, which boost sales for other tenants at the property. A tenant that is open and operating is a tenant that has a greater probability of paying rent. InvenTrust has also been closely monitoring the expansion of e-grocery and delivery, which continues to accelerate in this stay-at-home period of the pandemic. The good news is, currently the lion’s share of e- commerce orders have been fulfilled by the local brick and mortar stores. To build on this momentum, InvenTrust has created and reorganized sections of our properties to support our tenants in accommodating the increasing demand for curbside pickup and click-and-collect orders. This validates the omni-channel strategy for retailers while also highlighting the importance of having a premier physical location close to consumers. However, despite these positive signs, we still expect the number of vacancies at our centers to increase. This disruption will put pressure on our leasing team. To get ahead of this issue, we are proactively taking steps to address this potential risk by enhancing and expanding our leasing team. InvenTrust also continues to evaluate the need of our tenants on an individual basis. Our goal, in the short-term, is to keep these tenants open and occupying their existing space by providing flexible rent collection terms and certain lease modifications.

Finally, InvenTrust’s strong balance sheet, featuring low leverage, liquidity to satisfy our commitments, and thoughtfully managed maturities, is a key element to maintaining our financial strength. The company ended the second quarter with significant cash on the balance sheet, a net leverage percentage below 20%, and minimal debt maturities coming due in 2020 and 2021. With all this said, providing a timeline or guidance on when a final liquidity event might be pursued, is not possible in these uncertain times. I know this is not the response shareholders want to hear, but certain dynamics still need to be identified, such as: • The number of InvenTrust tenants that will ultimately close their doors due to the pandemic. • The recovery of our traded peers’ stock values – currently they are trading at 40% to 50% discounts to their net asset value. • Transactions for core grocery-anchored properties need to restart – as of August volumes are down significantly as compared to last year. • Investments from institutional investors into the strip center REIT space needs to resume. The team at InvenTrust will continue to work hard for our shareholders and our focus remains on the long- term success of our company despite the short-term disruption we may experience. As always, if you have any questions, please call 855-377-0510 or send an email to investorrelations@inventrustproperties.com. Stay safe and healthy. Sincerely, INVENTRUST PROPERTIES CORP. Thomas P. McGuinness President, CEO Forward-Looking Statements in this letter, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and involve known and unknown risks that are difficult to predict. For a discussion of factors that could materially affect the outcome of the Company’s forward- looking statements and our future results and financial condition, see the Risk Factors included in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. You are cautioned not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information, future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward looking statements.